Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated September 23, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares Trust’s Certified Shareholder Reports on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 20, 2025

Appendix A

iShares Trust

1.	iShares Breakthrough Environmental Solutions ETF
2.	iShares China Large-Cap ETF
3.	iShares Core 30/70 Conservative Allocation ETF
4.	iShares Core 40/60 Moderate Allocation ETF
5.	iShares Core 60/40 Balanced Allocation ETF
6.	iShares Core 80/20 Aggressive Allocation ETF
7.	iShares Core MSCI EAFE ETF
8.	iShares Core MSCI Europe ETF
9.	iShares Core MSCI International Developed Markets ETF
10.	iShares Core MSCI Pacific ETF
11.	iShares Core MSCI Total International Stock ETF
12.	iShares Currency Hedged MSCI ACWI ex U.S. ETF
13.	iShares Currency Hedged MSCI EAFE ETF
14.	iShares Currency Hedged MSCI EAFE Small-Cap ETF
15.	iShares Cybersecurity and Tech ETF
16.	iShares Energy Storage & Materials ETF
17.	iShares ESG Aware 30/70 Conservative Allocation ETF
18.	iShares ESG Aware 40/60 Moderate Allocation ETF
19.	iShares ESG Aware 60/40 Balanced Allocation ETF
20.	iShares ESG Aware 80/20 Aggressive Allocation ETF
21.	iShares ESG Optimized MSCI USA Min Vol Factor ETF
22.	iShares Exponential Technologies ETF*
23.	iShares Genomics Immunology and Healthcare ETF
24.	iShares Global Equity Factor ETF
25.	iShares International Equity Factor ETF
26.	iShares International Small-Cap Equity Factor ETF
27.	iShares Large Cap Accelerated Outcome ETF
28.	iShares Large Cap Max Buffer Dec ETF
29.	iShares Large Cap Max Buffer Jun ETF
30.	iShares Large Cap Max Buffer Mar ETF
31.	iShares Large Cap Max Buffer Sep ETF
32.	iShares LifePath Retirement ETF
33.	iShares LifePath Target Date 2030 ETF
34.	iShares LifePath Target Date 2035 ETF
35.	iShares LifePath Target Date 2040 ETF
36.	iShares LifePath Target Date 2045 ETF
37.	iShares LifePath Target Date 2050 ETF
38.	iShares LifePath Target Date 2055 ETF
39.	iShares LifePath Target Date 2060 ETF
40.	iShares LifePath Target Date 2065 ETF
41.	iShares LifePath Target Date 2070 ETF
42.	iShares Morningstar Multi-Asset Income ETF
43.	iShares MSCI ACWI ETF
44.	iShares MSCI ACWI ex U.S. ETF
45.	iShares MSCI ACWI Low Carbon Target ETF
46.	iShares MSCI All Country Asia ex Japan ETF
47.	iShares MSCI China A ETF
48.	iShares MSCI EAFE ETF
49.	iShares MSCI EAFE Growth ETF
50.	iShares MSCI EAFE Min Vol Factor ETF
51.	iShares MSCI EAFE Small-Cap ETF
52.	iShares MSCI EAFE Value ETF
53.	iShares MSCI Europe Financials ETF

54.	iShares MSCI Europe Small-Cap ETF
55.	iShares MSCI Intl Momentum Factor ETF
56.	iShares MSCI Intl Quality Factor ETF
57.	iShares MSCI Intl Value Factor ETF
58.	iShares MSCI Kokusai ETF
59.	iShares MSCI USA Min Vol Factor ETF
60.	iShares MSCI USA Momentum Factor ETF
61.	iShares MSCI USA Quality Factor ETF
62.	iShares MSCI USA Size Factor ETF
63.	iShares MSCI USA Small-Cap Min Vol Factor ETF
64.	iShares MSCI USA Value Factor ETF
65.	iShares Neuroscience and Healthcare ETF
66.	iShares Self-Driving EV and Tech ETF
67.	iShares U.S. Equity Factor ETF
68.	iShares U.S. Small-Cap Equity Factor ETF
69.	iShares U.S. Tech Breakthrough Multisector ETF

*	Effective September 22, 2025, fund name changed to iShares Future Exponential Technologies ETF

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